SXC HEALTH SOLUTIONS, INC.
DEFERRED COMPENSATION PLAN
(Effective January 1, 2009)

SXC HEALTH SOLUTIONS, INC.
DEFERRED COMPENSATION PLAN

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ARTICLE VIII CLAIMS PROCEDURE

8.1 Initial Claim for Benefit	15
8.2 Review of Claim Denial	16

ARTICLE IX MISCELLANEOUS

9.1 Gender and Number	17
9.2 Successors	17
9.3 Controlling Law	17
9.4 Limitation on Liability	17

APPENDIX A Illustration of Subaccounts, Buckets and Subbuckets

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SXC HEALTH SOLUTIONS, INC.
DEFERRED COMPENSATION PLAN
(Effective January 1, 2009)
ARTICLE I
Establishment and Purpose
     1.1 Establishment. SXC Health Solutions, Inc. (“Company”) hereby establishes the SXC Health Solutions, Inc. Deferred Compensation Plan (“Plan”) effective January 1, 2009.
     1.2. Purpose. The Plan is hereby established primarily for the purpose of providing deferred compensation benefits to select management level and/or highly compensated employees of the Company or an Affiliate. The Plan is intended to be an unfunded “top-hat” plan which is exempt from most of the requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”).
     1.3 Interpretation. It is the intention of the Company that each and every provision of this Plan shall be construed and interpreted for all purposes as being in compliance with all of the requirements set forth in Section 409A of the Code and the Treasury regulations issued thereunder; if there is any conflict between any of the provisions of this Plan and any of the requirements set forth in Section 409A of the Code and/or the Treasury regulations issued thereunder, the requirements set forth in Section 409A of the Code and/or the Treasury regulations issued thereunder, as the case may be, shall be controlling.
ARTICLE II
Definitions
     The following Sections of this Article II provide definitions of terms used throughout this Plan, and whenever used herein in a capitalized form, except as otherwise expressly provided, the terms shall be deemed to have the following meanings:
     2.1 “Accounts” means the bookkeeping records established and maintained on behalf of each Participant under the Plan, including his Elective Deferral Account and Employer Award Account, if any.
     2.2 “Affiliate” means (a) each other corporation, if any, which is a member of the same “controlled group of corporations” (as such term is defined in Section 1563(a) of the Code) as the Company, provided that in applying Code Section 1563(a)(1), (a)(2), and (a)(3) for purposes of determining whether a corporation is a member of the same “controlled group of corporations” with the Company under Code Section 414(b), the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears, and (b) each other trade or business (whether or not incorporated), if any, which is under “common control” (as such term is described in Section 414(c) of the Code) with the Company, provided that in applying Treasury regulation §1.414(c)-2 for purposes of determining whether a trade or business is under “common control” with the Company for purposes of Code Section 414(c), the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Treasury regulation §1.414(c)-2.
     2.3 “Beneficiary” means any person (including any trust, estate or other entity) designated by a Participant in accordance with Section 6.7 to receive any benefit payable under the Plan in the event of such Participant’s death.
     2.4 “Board of Directors” or “Board” means the board of directors of the Company.
     2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     2.6 “Company” means SXC Health Solutions, Inc. or any successor corporation, partnership or other entity to the Company by merger, consolidation, purchase or otherwise.
     2.7 “Disabled” means that a Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (b) is, by reason on any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan maintained by the Company. For the purposes of this Plan, a Participant shall not be considered as “Disabled” if the mental or physical condition of the Participant is the result of a willfully self-inflicted injury or self-induced sickness, or is the result of an injury or disease contracted, suffered or incurred by the Participant while participating in a criminal enterprise. Subject to the provisions of Code Section 409A and the Treasury regulations issued thereunder, any determination of whether a Participant is “Disabled” shall be made by the Committee, in its sole discretion, based upon medical evidence from a physician selected by the Committee for that purpose.
     2.8 “Early Retirement Date” means the date a Participant has attained 55 years of age and completed at least ten (10) Years of Service.
     2.9 “Elective Deferral” means an amount, if any, elected by the Participant pursuant to Section 4.1.
     2.10 “Elective Deferral Account” means the bookkeeping record established and maintained on behalf of each Participant to record Elective Deferrals, Investment Earnings and other amounts credited to or charged against the Participant, pursuant to the terms of the Plan.
     2.11 “Employee” means any person who is a common law employee of the Company or an Affiliate.
     2.12 “Employer Award” means an annual award, if any, determined and granted by the Plan Committee pursuant to Section 4.3

     2.13 “Employer Award Account” means the bookkeeping record established and maintained on behalf of each Participant to record Employer Awards, Investment Earnings and other amounts credited to or charged against the Participant, pursuant to the terms of the Plan.
     2.14 “Investment Earnings” means the amounts credited to a Participant’s Accounts from time to time pursuant to Section 5.4.
     2.15 “Normal Retirement Date” means the date a Participant reaches sixty-five (65) years of age.
     2.16 “Participant” means any Employee who is participating in the Plan as provided in Article III, or any former Employee for whom an Elective Deferral Account or Employer Award Account is still maintained under the Plan.
     2.17 “Performance-Based Compensation” means compensation the amount of which, or the entitlement to which, is contingent on the satisfaction of preestablished organizational or individual performance criteria that relate to a Performance Period. Performance criteria are considered preestablished if established in writing, not later than ninety (90) days after the commencement of the Performance Period provided that the outcome is substantially uncertain at the time the criteria are established. Performance-Based Compensation may include payments based on performance criteria that are not approved by the compensation committee of the Board of Directors or by the stockholders of the Company. Performance-Based Compensation does not include, however, any amount (or portion of any amount) that will be paid either (a) regardless of performance, or (b) based upon a level of performance that is substantially certain to be met at the time the criteria are established. Notwithstanding the foregoing, compensation that is intended to qualify as Performance-Based Compensation shall adhere to the requirements of Treasury regulation §1.409A-1(e).
     2.18 “Performance Period” means a period of at least twelve (12) consecutive months.
     2.19 “Plan Committee” means the person or persons appointed by the Board to administer the Plan pursuant to Section 7.1.
     2.20 “Plan Year” means the calendar year.
     2.21 “Separation from Service” means the date a Participant ceases to be an Employee of the Company or an Affiliate. Notwithstanding the preceding sentence, a Participant must incur a “separation from service” as that term is defined in Section 409A of the Code and the Treasury regulations issued thereunder, to be treated as having incurred a Separation from Service under this Plan. Hence, a Participant shall not be treated as having incurred a Separation from Service in the case of any departure or change in employment status if the Company (or an Affiliate) and the Participant anticipate that the Participant will continue to provide services to the Company or an Affiliate (as an employee or independent contractor) at a level in excess of 20% of the level of services being provided by the Participant prior to such departure or change in status, as measured over the past three (3) years (or shorter period of actual employment.) Further, a Participant who becomes an independent contractor to the Company or an Affiliate and who does not incur a Separation from Service upon becoming an independent contractor, shall not be treated as incurring a Separation from Service until the contractor relationship is completely terminated with no expectation by the Company (or an Affiliate) and the Participant of any further service relationship.

     2.22 “Specified Employee” means an Employee who, as of the date of such Employee’s Separation from Service, is a “key employee” of the Company or an Affiliate. An Employee is a “key employee” if such Employee satisfies the requirements of Code Section 416(i)(1)(A)(i), (ii), and (iii) (applied in accordance with the Treasury regulations thereunder and disregarding Section 416(i)(5) of the Code) at any time during the twelve (12) month period ending on the Specified Employee Identification Date. In the event an Employee is deemed a “key employee” on the Specified Employee Identification Date, he shall be treated as a Specified Employee for purposes of the Plan (and Treasury regulations §1.409A-1(i)) for the entire twelve (12) month period beginning on the Specified Employee Effective Date. For purposes of identifying a “Specified Employee” by applying the requirements of Code Section 416(i)(1)(A)(i), (ii) and (iii), the definition of “compensation” under Treasury regulation §1.415(c)-2(a) shall be used, applied as if the Employer were not using the safe harbor provided in Treasury regulation §1.415(c)-2(d), were not using any special timing rules provided in Treasury regulation §1.415(c)-2(e), and were not using any of the special rules provided in Treasury regulations §1.415(c)-2(g).
     2.23 “Specified Employee Effective Date” means the first day of the fourth month following the Specified Employee Identification Date.
     2.24 “Specified Employee Identification Date” means December 31.
     2.25 “Spouse” means the person who is living and married to the Participant as of any relevant date, within the meaning of the laws of the State of the Participant’s residence or as evidenced by a valid marriage certificate or other proof acceptable to the Committee. A former spouse who is divorced from the Participant as of the date of the Participant’s death may be treated as the spouse for purposes of determining the recipient of a death benefit under the Plan if such treatment is required by a “qualified domestic relations order” within the meaning of Section 206(d)(3)(B)(i) of ERISA.
     2.26 “Termination and Liquidation of the Plan” shall mean one or more the following events that permits the Company to accelerate the time and form of a payment of a distribution under the Plan:
     (a) the Company’s termination and liquidation of the Plan within twelve (12) months of a corporate dissolution which is taxed under Code Section 331, or the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), provided that the amounts deferred under the Plan are included in the Participants’ gross incomes (1) the later of (a) the calendar year in which the Plan termination and liquidation occurs, or (b) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture, or, if earlier, (2) the taxable year in which the amount is actually or constructively received;
     (b) the Company’s termination and liquidation of the Plan pursuant to irrevocable action taken by the Company within the thirty (30) days preceding or twelve (12) months following a Change in Control event, provided that this paragraph will only apply to a payment under the Plan if all agreements, programs, and other arrangements sponsored by the Company immediately after the time of the Change in Control event with respect to which deferrals of compensation are treated as having been deferred under a single plan under Treasury regulation §1.409A-1(c)(2) are terminated and liquidated with respect to each Participant that experienced the Change in Control event, so that under the terms of the termination and liquidation all such Participants are required to receive all amounts of compensation deferred under the terminated agreements, programs, and other arrangements within twelve (12) months of the date the Company irrevocably takes all necessary action to terminate and liquidate the agreements, programs, and other arrangements; or
     (c) the Company’s termination and liquidation of the Plan, provided that (1) the termination and liquidation does not occur proximate to a downturn in the financial health of the Company, (2) the Company terminates and liquidates all agreements, programs, and other arrangements sponsored by the Company that would be aggregated with any terminated and liquidated agreements, programs, and other arrangements under Treasury regulation §1.409A-1(c) if the same Participant had deferrals of compensation under all of the agreements, programs, and other arrangements that are terminated and liquidated, (3) no payments in liquidation of the Plan are made within twelve (12) months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan other than payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan had not occurred, (4) all payments are made within twenty-four (24) months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan, and (5) the Company does not adopt a new plan that would be aggregated with any terminated and liquidated Plan under Treasury regulation §1.409A-1(c) if the same Participant participated in both plans, at any time within three (3) years following the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan.
     (d) For purposes of this Section 2.26, “Change in Control” means the occurrence of one or more of the following events (a) a “Change in the Ownership of the Company,” as defined in Treasury regulation §1.409A-3(i)(5)(v), (b) a “Change in Effective Control of the Company,” as defined in Treasury regulation §1.409A-3(i)(5)(vi), or (c) a “Change in the Ownership of a Substantial Portion of the Assets of the Company,” as defined in Treasury regulation §1.409A-3(i)(5)(vii), provided that in applying Treasury regulation §1.409A-3(i)(5)(vii) for purposes of determining whether a “Change in the Ownership of a Substantial Portion of the Assets of the Company” has occurred, the language “more than 70 percent” shall be used instead of “equal to or more than 40 percent” where it appears. The Plan Committee shall certify whether an event is a “Change in Control,” provided, however, such certification must be strictly ministerial and not involve any discretionary authority. The occurrence of a “Change in Control” event must be objectively determinable.
     2.27 “Trustee” means the trustee of any trust created in accordance with the provisions of Section 7.9.

     2.28 “Unforeseeable Financial Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s Spouse, or a dependent of the Participant (as defined under Code Section 152(a)), loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant; provided, however, that (a) the existence of such qualifying emergency and hardship shall be determined by the Plan Committee in his sole and absolute discretion, and (b) the amount that may be distributed with respect to such an emergency may not exceed the amount necessary to satisfy such emergency plus the amount necessary to pay Federal, State, local and foreign income taxes and penalties reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of elective deferrals hereunder.
     2.29 “Valuation Date” means each business day of the Plan Year.
     2.30 “Years of Service” means the sum of a Participant’s twelve (12) consecutive month period of employment with the Company or an Affiliate.
ARTICLE III
Participation
     3.1 Eligibility. The Plan Committee shall designate the Employees of the Company or an Affiliate who shall be eligible to participate in the Plan. Eligible Employees shall become Participants on the later of the date (a) designated by the Plan Committee, or (b) such eligible Employee files his first deferral election (as described in Section 4.1). The Plan Committee shall limit eligibility so that the Plan primarily covers a select group of management level and/or highly compensated employees.
     3.2 Duration of Participation. A Participant shall cease to be a Participant on the date the balance of his Accounts is reduced to zero.
     3.3 Reemployment. The reemployment of a former Participant by the Company or an Affiliate shall not entitle such individual to become a Participant hereunder. Such individual shall not become a Participant until the individual is again designated as such in accordance with Section 3.1.
ARTICLE IV
Elective Deferrals and Employer Awards
     4.1 Elective Deferrals. Each Participant may elect to defer all or a portion of his base salary, commissions and/or annual incentive compensation for any Plan Year. Except as otherwise set forth in this Section 4.1 or 4.2 below, each election hereunder shall (a) be made prior to the first day of the Plan Year in which the compensation will be earned, (b) specify the amount to be deferred, either as a fixed dollar amount or as a percentage (as may be limited by the Plan

Committee from time to time), and (c) be irrevocable. A Participant who enters the Plan during a Plan Year may only defer salary, commissions and/or annual incentive compensation that is earned after his Plan entry date. Such a Participant must make his initial deferral election within thirty (30) days after his Plan entry date, and such election will only apply to salary, commissions and/or annual incentive compensation that is earned after the date such election is filed with and processed by the Plan Committee.
     Each Participant may elect to defer all or a portion of his annual incentive compensation that qualifies as Performance-Based Compensation on or before the date that is six (6) months before the end of a Performance Period. To qualify for this deferral election, the Participant must perform continual services from the later of (a) the beginning of the Performance Period, or (b) the date the performance criteria are established, through the date a deferral election is made. In addition, in no event may an election to defer Performance-Based Compensation be made after a Participant’s annual incentive compensation has become readily ascertainable.
     Amounts deferred from salary, commissions and annual incentive compensation shall be Elective Deferrals hereunder. All Elective Deferrals shall be credited to the Participant’s Elective Deferral Account as soon as administratively practicable after such amounts are withheld from the Participant’s compensation, in accordance with Section 5.2.
     4.2 Termination or Cessation of Elective Deferrals.
          (a) Termination. If a participant incurs a Separation from Service during a Plan Year for any reason (including death), no further Elective Deferrals shall be deducted from the Participant’s compensation and credited to his Elective Deferral Account after such Separation from Service.
          (b) Cessation. Upon the request of the Participant, the Plan Committee may cancel a Participant’s deferral election if the Participant (1) demonstrates to the Plan Committee that he has incurred an Unforeseeable Financial Emergency, (2) receives an accelerated distribution of benefits due to an Unforeseeable Financial Emergency pursuant to Section 6.5, or (3) receives a hardship distribution (as described in Treasury regulation §1.401(k)-1(d)(3)) from a tax-qualified retirement plan sponsored by the Company; provided, however, the Participant’s deferral election must be cancelled, not merely postponed or delayed and any subsequent deferral election shall be subject to the initial deferral election rules described in Section 4.1 of the Plan and Treasury regulation §1.409A-2(a).
     4.3 Time of Payment Elections. Concurrent with any election to defer salary, commissions or annual incentive compensation under Section 4.1, a Participant must make an election as to the time such deferred amount (plus Investment Earnings credited thereto) shall be distributed under the Plan. The Participant may elect either of the following times of payment:
•	upon a scheduled in-service distribution date selected by the Participant; or

•	upon his Separation from Service for any reason (other than death).

The Participant may elect that a portion of his deferred amount be distributed at a scheduled in-service distribution date, and that the remaining portion of his deferred amount be distributed upon his Separation from Service. Separate time of payment elections shall be made with respect to each deferral of salary, commission or annual incentive compensation, each Plan Year. Such elections shall be made at the same time the Elective Deferral is made, and, subject to Sections 4.5 and 6.5, shall be irrevocable.
Notwithstanding a Participant’s election for all or a portion of a deferred amount to be distributed upon a scheduled in-service distribution date, such amount shall be distributed upon his Separation from Service if (a) such Separation from Service occurs prior to the scheduled in-service distribution date, and (b) such Separation from Service occurs prior to the Participant’s Early or Normal Retirement Date and not by reason of becoming Disabled. If the Separation from Service occurs before the scheduled in-service distribution date, but on or after a Participant’s Early or Normal Retirement Date or on or after a Participant’s Separation from Service by reason of becoming Disabled, the time of payment for the scheduled in-service distribution will not be affected by such Separation from Service. If a Participant incurs a Separation from Service for any reason after a series of annual installments have commenced upon a scheduled in-service distribution date, the series of installments shall continue uninterrupted by such Separation from Service.
     4.4 Form of Payment Elections. Concurrent with any election to defer salary, commissions or annual incentive compensation under Section 4.1, a Participant must make an election as to the form of payment in which such deferred amount (plus Investment Earnings credited thereto) shall be distributed under the Plan. Subject to the conditions described below, the Participant may elect either of the following forms of payment:
•	a single sum payment; or

•	substantially equal annual installments over a period not to exceed fifteen (15) years.
     If a Participant elects that a portion of his deferred amount be distributed at a scheduled in-service distribution date and that the remaining portion of his deferred amount be distributed upon his Separation from Service, the participant must make a separate form of payment election for each such portion of the deferral. Form of payment elections shall be made at the same time the Elective Deferral is made, and, subject to Sections 4.5 and 6.5, shall be irrevocable.
     Notwithstanding a Participant’s election to have a deferred amount distributed in the form of annual installments, the following rules shall apply:
     (a) No deferred amount shall be distributed in annual installments if it is less than $25,000 at the time distributions are scheduled to commence. In such event, the deferred amount shall be distributed in a single sum payment;
     (b) Any deferral amount which is distributed in annual installments upon a scheduled in-service distribution date shall be paid over a period not to exceed five (5) years;

     (c) No deferred amount shall be distributed in annual installments if the deferred amount was scheduled to be distributed in annual installments commencing upon a scheduled in-service distribution date, but (i) the Participant incurs a Separation from Service prior to such scheduled in-service distribution date, (ii) such Separation from Service occurs prior to the Participant reaching his Early or Normal Retirement Date, and (iii) such Separation from Service is not by reason of the Participant becoming Disabled. In such event, the deferred amount shall be distributed in a single sum payment; and
     (d) No deferred amount shall be distributed in annual installments upon a Participant’s Separation from Service prior to his Early or Normal Retirement Date (unless such Separation from Service is by reason of becoming Disabled). In the event annual installments are not permitted under this subsection, the deferred amount shall be distributed in a single sum payment.
     4.5 Subsequent Deferral Elections. The Plan prohibits the acceleration of the time or schedule of any payment within the meaning of Code Section 409A(3), except as provided in Section 6.5 and the Treasury regulations. Each Participant may, however, change his time of payment election (as described in Section 4.3) or change his form of payment election (as described in Section 4.4) as expressly provided under Code Section 409A and the Treasury regulations issued thereunder pursuant to a subsequent election properly filed with the Plan Committee (hereinafter, a “Subsequent Deferral Election”). Notwithstanding the foregoing, a Subsequent Deferral Election cannot accelerate any payment. A subsequent Deferral Election which delays payment or changes the form of payment is permitted only if all of the following requirements are met:
     (a) the Subsequent Deferral Election does not take effect until at least twelve (12) months after the date on which the Subsequent Deferral Election is made;
     (b) the Subsequent Deferral Election delays payment for at least five (5) years from the date that payment would otherwise have been made, absent the Subsequent Deferral Election (except that such five (5) year delay is not required in the event of a Separation from Service by reason of death or becoming Disabled); and
     (c) in the case of amounts subject to a scheduled in-service distribution date election (as described in Section 4.3), the Subsequent Deferral Election is made not less than twelve (12) months before the date on which payment would have been made (or, in the case of installment payments, the first installment payment would have been made) absent the Subsequent Deferral Election.
     For purposes of applying this Section 4.5, previously elected installment payments shall be treated as a “single payment.” Any election made pursuant to this Section shall be made on such election forms or electronic media as is required by the Plan Committee, in accordance with rules established by the Plan Committee, and shall comply with all requirement of Code Section 409A and applicable Treasury regulations.
     4.6 Employer Awards. The Plan Committee shall grant an Employer Award to each Participant for each Plan Year. The amount of each Employer Award shall be a percentage of the Participant’s base salary for the Plan Year, as is set forth in Appendix B to this Plan.

Employer Awards hereunder will be credited to the Participant’s Employer Award Account as of the last day of each Plan Year. If a Participant is an Employee for less than an entire Plan Year, his Employer Award for such Plan Year shall be determined with respect only to his base salary during the period in which he was an Employee.
ARTICLE V
Accounts
     5.1 Accounts. The Plan Committee shall establish and maintain an Elective Deferral Account for each Participant who makes Elective Deferrals hereunder, to which Elective Deferrals, Investment Earnings and other amounts shall be credited as set forth in Section 5.2 and against which distributions and other amounts shall be charged as set forth in Section 5.3. The Plan Committee shall also establish and maintain an Employer Award Account for each Participant who receives an Employer Award hereunder, to which Employer Awards, Investment Earnings and other amounts shall be credited as set forth in Section 5.2 and against which distributions and other amounts shall be charged as set forth in Section 5.3.
     Each Participant’s Elective Deferral Account shall be subdivided into separate subaccounts for each Plan Year of deferral. A Participant’s subaccounts for each Plan Year of deferral shall be further subdivided into salary, commission and/or annual incentive compensation buckets, and each such bucket may be further subdivided into a scheduled in-service distribution date subbucket and/or a Separation from Service subbucket, as elected by the Participant. See Appendix A for an illustration of such subaccounts, buckets and subbuckets.
     All credits and Charges to a Participant’s Accounts shall be made to the specific Plan Year subaccount, specific deferral type bucket within such subaccount, and any applicable distribution event subbuckets within such bucket.
     5.2 Credits to Accounts.
          (a) Elective Deferral Accounts. As of each Valuation Date, each Participant’s Elective Deferral Account shall be credited with (i) any Elective Deferrals made but not yet credited since the last Valuation Date, (ii) an amount of Investment Earnings since the last Valuation Date as determined by the Plan Committee in accordance with Section 5.4, and (iii) any other amount which the Plan Committee reasonably determines should be credited, such as corrective additions for amounts not previously credited by mistake.
          (b) Employer Award Accounts. As of each Valuation Date, each Participant’s Employer Award Account shall be credited with (i) any Employer Award made but not yet credited since the last Valuation Date (ii) an amount of Investment Earnings since the last Valuation Date as determined by the Plan Committee in accordance with Section 5.4, and (iii) any other amounts which the Plan Committee reasonably determines should be credited, such as corrective additions for amounts not previously credited by mistake.

     5.3 Charges to Accounts.
          (a) Elective Deferral Accounts. As of each Valuation Date, each Participant’s Elective Deferral Account shall be charged with (i) the amount of any distribution to the Participant (or his Beneficiary) with respect to the Elective Deferral Account since the last Valuation Date, (ii) the amount of any negative Investment Earnings since the last Valuation Date as determined by the Plan Committee in accordance with Section 5.4, and (iii) any other amount which the Plan Committee reasonably determines should be charged, such as corrective subtractions for amounts not previously charged by mistake, or certain administrative or other expenses.
          (b) Employer Award Accounts. As of each Valuation Date, each Participant’s Employer Award Account shall be charged with (i) the amount of any distribution to the Participant (or his Beneficiary) with respect to his Employer Award Account since the last Valuation Date, (ii) the amount of any negative Investment Earnings since the last Valuation Date as determined by the Plan Committee in accordance with Section 5.4, and (iii) any other amount which the Plan Committee reasonably determines should be charged, such as corrective subtractions for amounts not previously charged by mistake, or certain administrative or other expenses.
     5.4 Investment Earnings. As of each Valuation Date, the Plan Committee shall determine an amount to be credited to each Participant’s Accounts, which amount shall be deemed Investment Earnings. The Investment Earnings shall be based on (i) the balance of the Participant’s Accounts as of the preceding Valuation Date, and (ii) the investment rates of return of the hypothetical investment funds selected by the Participant under Section 5.5. The investment rates of return for each hypothetical investment fund shall be established by the Plan Committee as of each Valuation Date and shall be uniformly applied to all Participants. The investment rate of return for each hypothetical investment fund shall be determined by the Plan Committee, in his sole and absolute discretion, and shall be based on the actual rate of return of the investment vehicle upon which the hypothetical investment fund is based, and such other factors as the Plan Committee deems relevant. If a Participant fails to elect investment fund preferences under Section 5.5, the Plan Committee shall apply the investment rate of return of the most conservative hypothetical investment fund option.
     5.5 Investment Preference Elections. Each Participant may make an Investment Preference Election with the Plan Committee to express his investment category preferences under the Plan. A Participant’s election will affect the amount of Investment Earnings to be credited or charged to the Participant’s Accounts under Sections 5.2 and 5.3, but such election shall have no legal effect on the actual investment of the Company’s general assets or on the actual investment of any assets held by a trust which is established under Section 7.9. A Participant’s Investment Preference Election will generally be effective as soon as practicable after it is received and processed by the Plan Committee. The Plan Committee shall establish such other rules and procedures as it deems necessary or appropriate with respect to Participant investment preference elections hereunder.

ARTICLE VI
Distribution of Benefits
     6.1 Entitlement to Benefits. Subject to Sections 6.4 and 6.5, each Participant shall be entitled to a benefit distribution upon reaching a scheduled in-service distribution date or incurring a Separation from Service for any reason. The amount of such benefit with respect to a scheduled in-service distribution date, shall be equal to the balance of the Participant’s subbuckets (as defined in Section 5.1) which are scheduled to be distributed (or scheduled to commence to be distributed in the case of annual installments) with respect to such date. The amount of such benefit with respect to a Separation from Service shall be equal to the total balance of the Participant’s Accounts, less any amounts which (a) are being paid in annual installments which have already commenced, or (b) are to be distributed on a scheduled in-service distribution date, and the time of distribution is not affected by the type of Separation from Service which has occurred pursuant to Section 4.3.
     6.2 Time of Payment. The amount distributable to a Participant under Section 6.1 shall be paid in accordance with the time of payment election made by the Participant at the time of making the applicable election to defer such salary, commission or annual incentive compensation, subject to the provisions of Article IV. Notwithstanding the foregoing, if a Participant is a Specified Employee at the time a payment is scheduled to be made, then the amount distributable to such Participant shall be paid six (6) months later (or upon the death of the Participant, if death occurs during such six (6) month delay).
     6.3 Form of Payment. The amount distributable to a Participant under Section 6.1 shall be distributed in accordance with the form of payment election made by the Participant at the time of making the applicable election to defer such salary, commission or annual incentive compensation, subject to the provisions of Article IV.
          (a) Single Sum Payments. All single sum payments under the Plan shall be made by the last day of the next month after the month in which a payment triggering event (i.e., scheduled in-service distribution date or Separation from Service) occurs.
          (b) Annual Installment Payments. All annual installment payments under the Plan shall commence by the last day of the month following the month in which the payment triggering event (i.e., scheduled in-service distribution date or Separation of Service) occurs. Subsequent annual installments shall be made on each succeeding anniversary of the date of the payment triggering event.
     6.4 Death Benefits. If a Participant incurs a Separation from Service by reason of death or dies after his Separation from Service but before his Plan benefits have been distributed to him in their entirety, the remainder of his benefit shall be distributed to his designated Beneficiary in a single sum within ninety (90) days after the date of the Participant’s death. If the Participant has not properly filed a beneficiary designation form or all designated Beneficiaries have predeceased him, the death benefit shall be paid to his estate.

     6.5 Financial Hardship Withdrawals. A Participant may request an accelerated distribution of benefits, if the Participant can demonstrate to the Plan Committee that he has incurred an Unforeseeable Financial Emergency. No portion of a Participant’s benefit shall be distributed by reason of an Unforeseeable Financial Emergency unless and until the Plan Committee is provided reasonable evidence thereof, and has determined, in its sole and absolute discretion, that a qualifying emergency occurred and a qualifying financial hardship exists. Moreover, and notwithstanding any other provision of this Plan to the contrary, the maximum amount that may distributed with respect to any such Unforeseeable Financial Emergency may not exceed the amount reasonably determined by the Plan Committee to be necessary to satisfy such Unforeseeable Financial Emergency plus amounts necessary to pay Federal, State, local and foreign income taxes and penalties reasonably anticipated to result from the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by the cessation of elective deferrals under the Plan.
     6.6 Source of Payments. The amount of any benefit payable under this Article VI shall be distributed from the general assets of the Company, to the extent not paid from a trust established pursuant to Section 7.9. No Participant or Beneficiary shall have any right or claim to any insurance or investment contract owned and maintained by the Company or any trust established under Section 7.9, or to the proceeds thereof, with respect to benefits payable hereunder.
     6.7 Beneficiary Designation.
          (a) General. Upon the death of a Participant, any death benefit under Section 6.4 shall be paid to the Beneficiary or Beneficiaries designated by the Participant in a beneficiary designation form provided by the Plan Committee for that purpose. The Participant may change such designation of Beneficiary from time to time by filing a new beneficiary designation form with the Plan Committee. No designation of Beneficiary or change of Beneficiary shall be effective until filed with and acknowledged by the Plan Committee. Notwithstanding any designation to the contrary, the Participant’s Beneficiary shall be the Participant’s Spouse unless such Spouse shall have consented in writing to the designation of another Beneficiary in accordance with Subsection 6.7(b). If the Participant dies leaving no Spouse and either (1) the Participant shall have failed to file a valid beneficiary designation form, or (2) all persons designated on the beneficiary designation form shall have predeceased the Participant, the Plan Committee shall distribute such Participant’s death benefit to his estate.
          (b) Spousal Consent. The consent of a Participant’s Spouse required under this Section 6.7 shall be effective only if such consent (1) is in writing, (2) acknowledges the Participant’s selection of a Beneficiary other than the Spouse and the effect of such selection, and (3) is witnessed by a notary public; provided, however, such consent shall be deemed to have been granted hereunder where established to the satisfaction of the Plan Committee that the consent of the Spouse cannot be obtained because (1) there is no Spouse, (2) the Spouse cannot be located, or (3) of such other circumstances as may be prescribed by the Treasury regulations with respect to tax qualified retirement plans. Any consent hereunder shall be valid only with respect to the Spouse who signs the consent and such consent shall be irrevocable unless and until the Participant shall change the beneficiary designation

ARTICLE VII
Administration
     7.1 Administration. Full power, authority and discretion to construe, interpret and administer the Plan shall be vested in the Plan Committee. The Committee shall consist of one or more members who shall be the Plan Committee. Members shall remain in office at the will of the Board, and the Board may remove any member with or without cause and shall appoint their successor. The Plan Committee shall make each determination provided for under the Plan and promulgate such rules and regulations, as it considers necessary and appropriate for the implementation and management of the Plan.
     7.2 General Creditor. Notwithstanding any provision of the Plan to the contrary, the Participant’s benefits hereunder shall at all times be reflected on the Company’s books as a general unsecured and unfunded obligation of the Company, and the Plan shall not give any person any right or security interest in any asset of the Company nor shall it imply any trust or segregation of assets by the Company, other than as described in Section 7.9. Each Participant is solely an unsecured creditor of the Company with respect to any amounts payable to such Participant hereunder.
     7.3 Facility of Payment. If the Participant or his Beneficiary is entitled to payments under the Plan, and if in the Plan Committee’s opinion such person becomes in any way incapacitated so as to be unable to manage his financial affairs, the Plan Committee may authorize the Company to make payments to the Participant’s or Beneficiary’s legal representative, or to one or more of the Participant’s or Beneficiary’s relatives by blood, adoption or marriage for such person’s benefit, or the Plan Committee may authorize the Company to make payments for the benefit of the Participant or Beneficiary in any other manner that it considers advisable. Any payment made in accordance with this Section 7.3 shall be a full and complete discharge of any liability for such payment hereunder.
     7.4 Non-Alienation of Benefits. All rights and benefits under the Plan are personal to the Participant and no right or interest of a Participant or any other person arising under the Plan is subject to voluntary or involuntary alienation, sale, transfer or assignment, prior to the distribution of such benefit hereunder.
     7.5 Withholding for Taxes. Notwithstanding any contrary provision of the Plan, the Company or trustee of a trust described in Section 7.9 may withhold from any payment made by it with respect to the Plan, such amount or amounts as may be required for purposes of complying with the tax withholding provisions of the Code or any foreign, state or local income tax act or for purposes of paying any estate, inheritance or other tax attributable to any amounts payable hereunder.
     7.6 No Employment Rights. The Plan is not a contract of employment, and participation in the Plan will not give any Participant the right to be retained in the employ of the Company, nor any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

     7.7 Plan Committee Determinations Final. Each determination provided for in the Plan shall be made by the Plan Committee under such procedures as it may from time to time prescribe and shall be made in the absolute discretion of the Plan Committee. Any such determination shall be final and conclusive on all persons.
     7.8 Amendment or Termination. The Company may, at any time, in its absolute discretion, direct the Plan Committee to amend or terminate the Plan, from time to time. No such amendment or termination shall reduce a Participant’s Account balances as determined immediately prior to the adoption of such amendment or termination. If the Company terminates the Plan, no further amounts shall be deferred hereunder, and amounts previously deferred or contributed to the Plan shall be paid in accordance with the provisions of the Plan as scheduled prior to the Plan termination. Notwithstanding the forgoing, to the extent permitted under Code Section 409A and the underlying Treasury regulations, the Company may accelerate the time and form of a payment pursuant to a Termination and Liquidation of the Plan as specifically authorized under Code Section 409A and the underlying Treasury regulations.
     7.9 Establishment of Trust Permitted. The Company may, in its sole discretion, establish a grantor trust, as described under Section 671 of the Code, which is subject to the claims of the general creditors of the Company, for purposes of accumulating assets to provide benefits hereunder. The establishment of such a trust shall not affect the Company’s liability to pay benefits hereunder, except that the Company’s liability shall be offset by any payments actually made to a Participant or Beneficiary under such a trust.
     7.10 Indemnification. The Company shall indemnify and hold harmless the Plan Committee, and each officer and employee of the Company to whom are delegated duties, responsibilities, and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon such delegate or agent (including but not limited to reasonable attorney fees) which arise as a result of actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty or expense is not paid for by liability insurance purchased or paid for by the Company. Notwithstanding the foregoing, the Company shall not indemnify any person for any such amount (a) if such amount was incurred as a result of the individual’s gross negligence or willful misconduct, or (b) such amount was incurred through a settlement or compromise and the Company did not consent in writing to such settlement or compromise.
ARTICLE VIII
Claims Procedure
     8.1 Initial Claim for Benefit. A Participant or Beneficiary may submit a claim for benefits to the Plan Committee (or to such other person as may be designated by the Plan Committee) in such manner as is prescribed by the Plan Committee. A Participant or Beneficiary shall have no right to seek review of a denial of payment or to bring any action in any court to enforce a claim for benefits prior to filing a claim for benefits and exhausting his or her rights under this Section. When a claim for benefits has been filed properly, such claim for benefits shall be evaluated and the claimant shall be notified by the Plan Committee of its approval or denial within ninety (90) days after the receipt of such claim, unless special circumstances require an extension of time for processing the claim. (The 90-day period shall begin when a claim is filed in accordance with this Section, regardless of whether all the information necessary to make a decision on the claim accompanies the filing.) If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant by the Plan Committee prior to the termination of the initial ninety (90) day period, which notice shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the claim was filed).
     The Participant or Beneficiary shall be given a written notice in which the Participant or Beneficiary shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied, in whole or in part, the written notice shall contain (1) the specific reason(s) for the denial, (2) references to specific Plan provisions upon which the denial is based, (3) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and (4) a description of the Plan’s review procedures and the time limits applicable thereto, including a statement of the Participant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination upon review.
     8.2 Review of Claim Denial. If a claim is denied, in whole or in part, the claimant shall have the right to request that the Plan Committee review the denial, provided that the claimant files a written request for review with the Plan Committee within sixty (60) days after the date on which the claimant received written notification of the denial. A claimant (or a claimant’s duly authorized representative) may submit written comments, documents, records and other information relating to the claim for benefits to the Plan Committee. The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits. Within sixty (60) days after a request for review is received, the review shall be made and the claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the claimant shall be given a written notification within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed). (The 60-day period referred to in the preceding sentence shall begin when the request for review is filed in accordance with this Section, regardless of whether all the information necessary to make a decision on review accompanies the filing.) If the 60-day period is extended as provided in this Section due to a claimant’s failure to submit information necessary for the Plan Committee to decide a claim, the period for making the decision on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the Plan Committee’s request for additional information.
     The review of a claim denial under this Section shall take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision on review shall be forwarded to the claimant by the Plan

Committee in writing and shall include (1) the specific reason(s) for the decision, (2) references to the specific Plan provisions upon which the decision is based, (3) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits, and (4) a statement of the claimant’s right to bring an action under Section 502(a) of ERISA. If a claimant shall fail to file a request for review in accordance with the procedures described in this Section 8.2, such claimant shall have no right to review and shall have no right to bring an action in any court and the denial of the claim shall become final and binding on all persons for all purposes.
ARTICLE IX
Miscellaneous
     9.1 Gender and Number. Where the context permits, words denoting men include women, the plural includes the singular, and the singular includes the plural.
     9.2 Successors. Any successor entity to the Company, by merger, consolidation, purchase or otherwise, shall be substituted hereunder for the Company, and the Plan shall be binding upon all successors to and assigns of the Company, and the Company will require any successor or assign (whether direct or indirect, by merger, consolidation, purchase or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form satisfactory to the Company, expressly, absolutely and unconditionally to assume and agree to perform the obligations under this Plan in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.
     9.3 Controlling Law. The Plan shall be construed in accordance with the laws of the State of Illinois, to the extent not preempted by ERISA.
     9.4 Limitation on Liability. Neither the Company nor any employee, officer or director of the Company in any manner guarantees the payments to be made under this Plan against loss or depreciation, and to the extent not prohibited by federal or state law, none of them shall be liable (except for his own gross negligence or willful misconduct), for any act or failure to act, done or omitted in good faith, with respect to the Plan. The Company shall not be responsible for any act or failure to act of any agent appointed to administer the Plan.

     Executed this 31st day of December, 2008, but effective as of January 1, 2009.

SXC HEALTH SOLUTIONS, INC.
By:	/s/ Lynn McCammond

Appendix A
Illustration of Subaccounts, Buckets and Subbuckets under the
SXC Health Solutions, Inc.
Deferred Compensation Plan

Account	Subaccount	Bucket		Subbucket
Elective Deferral	2009	a) Salary/Commission Deferral (for 2009)	(1)	Scheduled In-Service Distribution on July 1, 2015 (50%)
			(2)	Separation from Service (50%)

		b) Annual Incentive Compensation Deferral (for 2009)	(1)	Scheduled In-Service Distribution on July 1, 2018 (50%)
			(2)	Separation from Service (50%)

Elective Deferral	2010	a) Salary/Commission Deferral (for 2010)	(1)	Scheduled In-Service Distribution on July 1, 2015 (50%)
			(2)	Separation from Service (50%)

		b) Annual Incentive Compensation Deferral (for 2010)	(1)	Scheduled In-Service Distribution on July 1, 2018 (50%)
			(2)	Separation from Service (50%)

Elective Deferral	2011	a) Salary/Commission Deferral (for 2011)	(1)	Scheduled In-Service Distribution on July 1, 2015 (50%)
			(2)	Separation from Service (50%)

		b) Annual Incentive Compensation Deferral (for 2011)	(1)	Scheduled In-Service Distribution on July 1, 2018 (50%)
			(2)	Separation from Service (50%)